UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2011

TEXAS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1341 West Mockingbird Lane, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 647-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     At the annual meeting of shareholders of Texas Industries, Inc. (the "Company") held on October 12, 2011, the following directors were elected to a term of office that expires at the annual meeting of stockholders in 2012: Mel G. Brekhus, Eugenio Clariond, Sam Coats, Thomas R. Ransdell, Robert D. Rogers and Ronald G. Steinhart. Additionally, the shareholders voted on the approval of the selection of Ernst & Young LLP as the Company's independent auditors, the advisory approval of executive compensation and an advisory vote on the frequency of future advisory votes on executive compensation. The final vote report is as follows:

	For	Against	Abstain	Broker Non-Votes

Mel G. Brekhus	17,825,224	286,792	10,543	3,075,243

Eugenio Clariond	17,578,737	534,191	9,631	3,075,243

Sam Coats	17,735,891	379,039	7,629	3,075,243

Thomas R. Ransdell	17,735,684	378,246	8,629	3,075,243

Robert D. Rogers	16,650,809	1,463,259	8,491	3,075,243

Ronald G. Steinhart	17,817,045	293,985	11,529	3,075,243

Approval of the selection of Ernst & Young LLP as the Company's independent auditors:

For	Against	Abstain	Broker Non-Votes

21,082,902	97,165	17,735	-0-

Advisory approval of executive compensation:

For	Against	Abstain	Broker Non-Votes

17,134,818	294,325	693,416	3,075,243

Advisory vote on frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

16,956,410	76,746	425,825	663,578	3,075,243

In light of the advisory shareholder vote as to how frequently the Company will include a shareholder vote on executive compensation in its proxy materials, the Board of Directors has decided that future advisory votes on executive compensation will be held every year until the next vote on the frequency of shareholder votes on executive compensation

Item 8.01. Other Events.

     On October 12, 2011, the Company issued a press release announcing that in view of continued uncertainty regarding the timing of a recovery in the construction industry, the Board of Directors of the Company suspended payment of its quarterly cash dividend, effective immediately.

     The press release announcing the suspension of the dividend is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

     99.1     Press Release dated October 12, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INDUSTRIES, INC. (Registrant)
October 13, 2011 (Date)	/s/ FREDERICK G. ANDERSON Frederick G. Anderson Vice President-General Counsel and Secretary